Exhibit 99.1

Privia Health Appoints Edward C. Fargis as General Counsel

ARLINGTON, VA – January 29, 2024 – Privia Health (Nasdaq: PRVA), announced that Edward C. Fargis has been named Executive Vice President, General Counsel and Corporate Secretary, effective today. Mr. Fargis will serve as the Company's chief legal officer, working with Privia executive leadership to support the Company's long-term direction and growth.
"Ed is a proven leader who brings an invaluable healthcare industry perspective as well as extensive experience managing corporate governance, compliance and strategic transactions," said Parth Mehrotra, CEO, Privia Health. "As Privia continues to grow and our industry evolves, we are fortunate to have Ed joining us in this key leadership role."
Mr. Fargis succeeds Thomas Bartrum, who plans to depart after serving as Privia’s general counsel since 2015. “Thomas has been an integral part of Privia’s growth and success over the past ten years, and we wish him and his family much success and happiness in the future,” Mehrotra added. Mr. Bartrum will stay with the Company through May 31, 2024, to ensure a smooth transition.
Mr. Fargis commented, "I am pleased to be joining Privia at such an exciting time for the Company. I look forward to being part of this leadership team, focused on executing a well-established and profitable growth strategy that delivers value to physicians and other providers, health systems and payers as well as its employees and shareholders."
Edward C. Fargis was most recently Executive Vice President, Corporate Strategic Transactions, for Zelis Parent, L.P., a market-leading healthcare technology company, and previously held the roles of Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary for Zelis between September 2017 and January 2022. Prior to joining Zelis, Mr. Fargis served as General Counsel, Secretary and Chief Compliance Officer for Personal Touch Home Health, Inc. Mr. Fargis also held various executive and other senior leadership positions for Touchstone Health Partnership, Inc. from November 2009 to December 2016, including the roles of Chief Executive Officer, General Counsel, Secretary and Chief Compliance Officer.
Mr. Fargis began his legal career with Battle Fowler LLP. He received a J.D. from Fordham University School of Law and a B.A. in History from Hamilton College.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. The Privia Platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.

Cautionary Note Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including, but not limited to, statements regarding projections, future operations or plans, financial results, cash flows, costs and cost management initiatives, capital structure management, growth rates and operational and strategic initiatives, and can also be identified by the use of words such as “may,” “will,” “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continues,” “thinks,” “outlook,” “target,” and words or phrases of similar meaning. These forward-looking statements speak only as of the date hereof and are based on our current plans and expectations and are subject to a number of known and unknown risks, uncertainties and other factors, many of which are difficult or impossible to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, those factors described in our filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ materially from any future results or performance expressed or implied in any forward-looking statements in this press release. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841
2